Exhibit 99.1

Alamo Commences Development of KYTX Assets

LONDON – June 30, 2011 – Alamo Energy Corp. (OTCBB:ALME) is pleased to announce that following its acquisition of KYTX group of companies Alamo has commenced a program to complete 25wells , previously drilled but not in production to increase revenue.

In order to quickly boost production, Alamo has commenced operations to complete these wells  by conducting advanced multi-stage fracs utilizing the company’s in-house workover capability and specialist  service companies .We are targeting the Devonian Shale and Big Lime formations which currently produce 300,000 cubic feet of natural gas per day from the existing wells. We believe that after executing this program with improved completion procedures, we will add up to 350,000 mcf per day of production.

We believe the land-to-resource ratio enables 20-acre spacing, which will allow for up to 256 additional wells. The extensive pipeline infrastructure in place is able to accommodate increased production up to 9,000,000 cubic feet per day.

Allan Millmaker, Chief Executive Officer, commented: “As previously outlined, our aim is  to maximize revenue from existing drilled wells before embarking on a drilling program on our recently expanded acreage. We plan to expand aggressively our operations in the Appalachian basin using the established KYTX infrastructure to accommodate increased production."

About KYTX Group of Companies.
The KYTX group of companies are wholly owned subsidiaries of Alamo Energy Corp and are located in Knox County, Kentucky in the Appalachian basin. The companies are KYTX Oil & Gas, KYTX Pipeline, and KYTX Drilling Company. Together, they contain 71 wells located on 6,540 acres, a 23-mile strategic pipeline network capable of handling up to 9,000,000 cubic feet of gas per day connected into the Delta system and one drilling rig, one service rig and associated well-servicing equipment.

About Alamo Energy Corp.

Headquartered in London, England and with operational offices in Houston, Texas, Alamo Energy Corp. (OTCBB:ALME - News) is an independent company focused on the exploration, development and production of onshore oil and gas reserves in the United Kingdom and United States. The company's UK exploration program is focused on four blocks spread over 400 square kilometers in an onshore oil and gas province in South East England. Alamo's U.S. operations are focused on the development of assets in Texas, Kentucky, Tennessee and West Virginia. For more information visit www.alamoenergycorp.com.

Forward-looking Statements:

This press release contains forward-looking statements (as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) concerning future events and the Company’s growth and business strategy. Words such as “expects,” “will,” “intends,” “plans,” “believes,” “anticipates,” “hopes,” “estimates,” and variations on such words and similar expressions are intended to identify forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct. These statements involve known and unknown risks and are based upon a number of assumptions and estimates that are inherently subject to significant uncertainties and contingencies, many of which are beyond the control of the Company. Actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, changes in the Company’s business; competitive factors in the market(s) in which the Company operates; risks associated with operations outside the United States; risks associated with oil and gas operations; and other factors listed from time to time in the Company’s filings with the Securities and Exchange Commission. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

Cautionary Note to U.S. Investors - The United States Securities and Exchange Commission permits oil and gas companies, in their filings with the SEC, to disclose only reserves that comply with the definitions presented at Rule 4-10(a) of Regulation S-X. We use certain terms in this press release that the SEC’s guidelines strictly prohibit us from including in filings with the SEC. Examples of such disclosures would be statements regarding “probable,” “possible,” or “recoverable” reserves among others. U.S. Investors are urged to consider closely the disclosure in our Form S-1, File No. 333-169609, available from us at 10497 Town & Country Way, Suite 820, Houston, Texas, 77024, United States of America.

Contact:
Alamo Energy Corp.
Investor Relations
Adam Holdsworth
+1 212-825-3210
ir@alamoenergycorp.com